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                                                                EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the inclusion in this Pre-Effective Amendment
No. 1 to Registration Statement on Form S-1 (file no. 333-106300) of our report dated March 27, 2003, relating to our audit of the consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc. and subsidiaries as of and for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Eisner LLP

Eisner LLP
New York, New York
July 30, 2003